Exhibit 99.1

News Release

STREAMLINE HEALTH® Announces New Credit Facility
with Bridge Bank

Company Secures New Line of Credit and Term Loan Totaling $6 Million

Atlanta, GA – December 12, 2019 – Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced it has moved its credit facility to Bridge Bank, a division of Western Alliance Bank, effective December 11, 2019.   Bridge Bank has extended the Company a new credit facility with a total capacity of $6 million. This credit facility replaces the Company’s prior credit facility with Wells Fargo Bank N.A.

The new credit facility consists of a $2 million revolving line of credit and a $4 million term loan. The line of credit will have a two-year term with advances limited to 80% of eligible accounts receivable as defined in the credit facility documentation.   The term loan, which will have a 4-year term, will be interest-only for the first 12 months with monthly amortization payments beginning on the 13th month following closing.  The term loan will be subject to mandatory prepayment upon the occurrence of certain corporate transactions by the Company.

“As discussed in previous earnings calls, we are pleased to begin a new relationship with Bridge Bank,” stated Tee Green, Chief Executive Officer, Streamline Health. “This new credit facility represents another building block in our vision for the Company’s go-forward capital structure. Over the past few months we have successfully completed a capital raise which enabled us to retire the preferred shares at a discount. This new credit facility helps us lower our total cost of capital and enhances our ability to further invest in the development and growth of our eValuator™ technology.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge – producing actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions, technology-enabled services and analytics that empower providers to drive revenue integrity in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare – for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s ability to lower its cost of capital and the Company’s ability to invest in the development and growth of its eValuator technology. These risks and uncertainties include, but are not limited to, the Company's ability to maintain compliance with the terms of its credit facility, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendor and channel partners that resell the Company's solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net